Exhibit 99.2


[sanz logo]                                                    [EarthWhere logo]



For Immediate Release

      SANZ Announces Record Year End Operating Results For Fiscal Year 2004
                      Revenues Increase over 18% from 2003


Englewood, Colorado, March 30, 2005--SANZ Inc. (OTCBB: SANZ) recognized a record $66 million in revenues for the year ending December 31, 2004. Gross profit for the year was also a record at $14.6 million, or 22% of revenue. Selling, General and Administrative Expense (including product development expense) was $15.0 million, costs related to severance and office closures conducted as part of the organization's restructuring of operations were $1.2 million, depreciation and amortization expense totaled $1.4 million and a non-cash finance charge was $2.5 million. The net loss for the year was $6.3 million or a net loss of $0.07 per share. EBITDA loss for the year was $1.6 million as compared to $4.0 million in 2003 and loss from operations, before depreciation, amortization, severance and closed office expense, and acquisition-related costs was $387,000 as compared to $2.0 million for 2003.

SANZ CEO John Jenkins said, "We were pleased to be able to sustain revenue growth in 2004 and improve our results from operations in spite of continued mixed market conditions. In our storage solutions business, we made impressive gains as we increased the professional services content of our revenue mix by more than 50% over the prior year, added important new clients in both our commercial and federal markets and executed a significant restructuring of our operations to further reduce costs and drive productivity gains. In our EarthWhere(TM) software and services business, we added several important new clients and continued to invest in product enhancements that we supported by patent application."

Jenkins continued, "As we enter 2005, we see continued growth in demand for our storage based professional services offerings, and generally improving levels of business in nearly all of our geographical markets. We have increased staff in both our commercial and Federal storage solutions business in response to new opportunities. We also have increased significantly our sales and business development efforts dedicated to our EarthWhere(TM) product in response to expanding levels of interest in both legacy and new accounts."



(A reconciliation of EBITDA to Net Loss is included in the tables below and a discussion of the company's use of EBITDA may be found in our 2004 Annual Report on Form 10-K to be filed with the U.S. Securities and Exchange Commission ("SEC").)

The company has scheduled a conference call for March 30th, 11:00 AM Eastern Daylight time at which time it will address its 2004 annual results and discuss more specifically its outlook for current business.

Date:    Date March 30, 2005
         Time:  8:00 AM Pacific (11:00 Eastern)
         Dial-in number:  1-888-694-4641

         International Dial In number:  1-973-935-8511

         Internet Simulcast: http://www.viavid.net/detailpage.aspx?sid=000023DA

         (Windows Media Player needed for simulcast)

Please call the conference call telephone number 5-10 minutes prior to the start time. An operator will check your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call number please call the Liolios Group at (949) 574-3860.

FORWARD LOOKING STATEMENTS:
This press release contains statements that are "forward looking statements" under the Federal securities laws. These forward-looking statements include statements regarding our expectations, beliefs, or intentions about the future, and are based on information available to us at this time. We assume no obligation to update any of these statements and specifically decline any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Actual results could vary materially from our expectations. Factors that could cause actual results to vary materially include, but are not limited to: component quality and availability, transition to new products, changes in business conditions, changes in the company's sales strategy, competition in the storage management engineering services marketplace, competitive pricing pressures, continued market acceptance of the company's products, delays in the development of new technology, changes in customer buying patterns, one-time events and other important factors disclosed previously and from time to time in our filings at the SEC.



About SANZ
SANZ Inc. is a nationwide storage consulting and system integration firm focused exclusively on the design, deployment and support of intelligent data management. By utilizing a unique StorTrust(TM) Process, SANZ is able to deliver solutions that enable data driven corporations and government agencies to maximize the value of their IT investments and secure their business-critical environments. SANZ' EarthWhere(TM) is a spatial data provisioning system that stores, manages, processes and delivers customized spatial imagery. SANZ is a subsidiary of SAN Holdings.



Investor Relations: Liolios Group, Inc. Ron Both 949-574-3860 ron@liolios.com

                               SAN Holdings. Inc.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                    December 31,       December 31,
                                                        2004               2003
                                                        ----               ----
Assets

    Current assets                                  $     17,476       $    24,196
    Property & equipment, net                              1,005             1,014
    Capitalized software, net                                659               241
    Goodwill                                              32,008            32,008
    Intangible assets, net                                 2,205             2,820
    Other assets                                             384               190
                                                   ---------------------------------
       Total assets                                 $     53,737       $    60,469
                                                   =================================

Liabilities and Stockholders' Equity

    Bank debt                                       $     14,459       $    16,453
    Other current liabilities                             19,046            19,968
                                                   ---------------------------------
       Total current liabilities                          33,505            36,421

    Total Stockholders' Equity                            20,232            24,048
                                                   ---------------------------------
    Total Liabilities & Stockholders' Equity        $     53,737       $    60,469
                                                   =================================

                               SAN Holdings, Inc.
                 Condensed Consolidated Statements of Operations
               (In thousands, except for share and per share data)

                                                                            For the Years ended

                                                                   December 31, 2004       December 31, 2003
                                                                 --------------------------------------------
Revenue                                                            $          66,158       $        55,497

Cost of sales                                                                 51,558                42,006
                                                                 --------------------------------------------
Gross profit                                                                  14,600                13,491


Selling, general and administrative expenses                                  14,987                15,511

Severance and closed office expense                                            1,226                     -
Acquisition-related costs                                                         34                 1,987
Depreciation and amortization                                                  1,397                 1,218
                                                                 --------------------------------------------

Loss from operations                                                          (3,044)               (5,225)

Interest expense                                                              (1,221)                 (817)

Charge for warrant issued to related party for
debt guaranty                                                                 (2,469)                    -
Other income (expense)                                                           121                   (11)
                                                                 --------------------------------------------

Loss before income taxes                                                      (6,613)               (6,053)
                                                                 ============================================

Income tax (expense) benefit                                                     328                   115

Net loss                                                           $          (6,285)      $        (5,938)

Basic and diluted net loss per share                               $           (0.07)      $         (0.12)
                                                                 ============================================

Weighted average common shares used in the calculation
of basic and diluted net loss per share                                   86,254,827            48,899,805
                                                                 ============================================

                               SAN Holdings., Inc.
                    Reconciliation of EBITDA Loss to Net Loss
                             (dollars in thousands)

                                                                            For the Years ended

                                                                   December 31, 2004       December 31, 2003
                                                                 ---------------------------------------------
Net Loss                                                           $          (6,285)      $        (5,938)

Interest expense                                                               1,221                   817
Charge for warrant issued to related party for debt guaranty                   2,469                     -
Income tax expense (benefit)                                                    (328)                 (115)
Depreciation and amortization                                                  1,397                 1,218
Other (income) expense                                                          (121)                   11

EBITDA Loss                                                        $          (1,647)      $         (4,007)
                                                                 =============================================


EBITDA is a non-US GAAP financial measure. A definition of EBITDA as used by us, and an explanation for our use of EBITDA, may be found in our 2004 Annual Report on Form 10-K under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be filed with the SEC.